Exhibit 16.1

January 10, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of NBTY, Inc.’s Form 8-K dated January 9, 2006, and have the following comments:

1.               We agree with the statements made in Item 4.01(a)(i), (ii), (iv), (v) and (vi).

2.               We have no basis on which to agree or disagree with the statements made in Item 4.01(a)(iii) and Item 4.01(b) in its entirety.

Yours truly,

/s/ Deloitte & Touche LLP